Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2021, in the Registration Statement on Form S-1 and related Prospectus of Squarespace, Inc. for the registration of its Class A common stock.

/s/ Ernst & Young LLP

New York, New York

April 16, 2021